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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

        April 24, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Level 3 Communications, Inc. ("Level 3") to be held at 9:00 a.m. on May 20, 2003, at The Omaha Civic Auditorium Music Hall, 1804 Capitol Avenue, Omaha, Nebraska 68101.

        At the Annual Meeting you will be asked to consider and act upon the following matters:

  •
  the reelection to the Level 3 Board of Directors of three directors as Class III Directors for a three-year term until the 2006 Annual Meeting of Stockholders; and

  •
  the transaction of such other business as may properly come before the Annual Meeting.

        The Level 3 Board of Directors recommends that its stockholders reelect three Class III directors for a three-year term until the 2006 Annual Meeting of Stockholders. See "REELECTION OF CLASS III DIRECTORS PROPOSAL."

        Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. In addition, to ensure your representation at the Annual Meeting, you may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card, each as more fully explained in the telephone and internet voting instructions. If you attend the Annual Meeting you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of Level 3 through your broker, you will not be able to vote in person at the meeting.

Sincerely,

Walter Scott, Jr. Chairman of the Board

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 20, 2003

To the Stockholders of Level 3 Communications, Inc.:

        The Annual Meeting of Stockholders of Level 3 Communications, Inc., a Delaware corporation ("Level 3"), will be held at The Omaha Civic Auditorium Music Hall, 1804 Capitol Avenue, Omaha, Nebraska 68101 at 9:00 a.m. on May 20, 2003 for the following purposes:

1.
To reelect three Class III Directors to the Board of Directors of Level 3 for a three-year term until the 2006 Annual Meeting of Stockholders; and

2.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on April 14, 2003, as the record date for the determination of the holders of the Level 3 Common Stock, entitled to notice of, and to vote at, the meeting. Accordingly, only holders of record of Level 3 Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of May 10, 2003, ten days prior to the Annual Meeting, a list of stockholders' entitled to notice of the Annual Meeting and that have the right to vote at the Annual Meeting will be available for inspection at the offices of Fraser Stryker Law Firm, 500 Energy Plaza, 409 17th Street, Omaha, Nebraska, 68102

        The three Class III Directors will be elected by a plurality of the votes cast by holders of Level 3 Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IN ADDITION, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES BY A) CALLING THE TOLL FREE TELEPHONE NUMBER OR B) ACCESSING THE INTERNET AS MORE FULLY EXPLAINED IN THE TELEPHONE AND INTERNET VOTING INSTRUCTIONS. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

        PLEASE NOTE THAT IF YOU HOLD YOUR SHARES OF LEVEL 3 COMMON STOCK THROUGH YOUR BROKER AND NOT DIRECTLY IN YOUR NAME, YOU WILL NOT BE ABLE TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Dated: April 24, 2003	Walter Scott, Jr. Chairman of the Board

2

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

Proxy Statement
April 24, 2003

ANNUAL MEETING OF STOCKHOLDERS
May 20, 2003

SOLICITATION AND VOTING

        This Proxy Statement ("Proxy Statement") is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Level 3 Communications, Inc. ("Level 3" or the "Company") to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 2003, or any adjournment thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are being mailed to Stockholders on or about April 28, 2003.

        As of April 14, 2003, the record date for the determination of persons entitled to vote at the Annual Meeting, there were 450,819,116 voting shares of the Company's Common Stock, par value $.01 per share (the "Level 3 Common Stock"), outstanding. Each share of Level 3 Common Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

        The three Class III Directors will be reelected by a plurality of the votes cast by holders of Level 3 Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Level 3 Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If such a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

        All shares of Level 3 Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for Director and in accordance with the proxy-holders' best judgment as to any other business raised at the Annual Meeting. If you elect to deliver your proxy by telephone or the Internet as described in the enclosed telephone and Internet voting instructions, your shares will be voted as you direct. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        Any Stockholder who delivers, whether by telephone, Internet or through the mail, a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking the proxy, by executing and delivering a later dated proxy, by using the telephone voting procedures, the Internet voting procedures or by voting in person at the Annual Meeting.

        Level 3 will bear its own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by the directors and officers of Level 3 by personal interview, telephone, telegram or e-mail. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Level 3 Common Stock held of record by such persons, in which case Level 3 will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

REELECTION OF CLASS III DIRECTORS PROPOSAL

        Effective after the Annual Meeting, the Level 3 Board will consist of 11 directors, divided into three classes, designated Class I, Class II and Class III. At that time, Class I and II will consist of four directors and Class III will consist of three directors. Three of the current six Class III directors are standing for reelection. At the Annual Meeting, these directors that are standing for reelection will be reelected to hold office for a three-year term until the 2006 Annual Meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will, in their discretion, vote for that nominee, if any as may be recommended by the Level 3 Board, or the Level 3 Board may reduce the number of directors to eliminate the vacancy.

        Three of the current Class III directors, Messrs. R. Douglas Bradbury, currently Vice Chairman of the Board and a former employee of the Company, Kevin J. O'Hara, currently President and Chief Operating Officer of the Company, and Kenneth E. Stinson, have elected not to seek reelection to the Board. In addition, two directors that are members of Class I, Charles C. Miller, III, currently Vice Chairman of the Board and Executive Vice President of the Company and Colin V.K. Williams, a former employee of the Company, have informed the Company that each of them intends not to seek reelection to the Board after the expiration of their current term of office at the 2004 Annual Meeting of Stockholders. As a result of these changes, the Company expects that the composition of the Board will be in compliance with applicable rules and regulations requiring that a majority of the Board be independent.

Information as to Nominees for Reelection as Class III Directors

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Level 3 Board committee memberships, of the nominees for election are set forth below. None of the candidates for Class III Director are employees of the Company.

        Arun Netravali, 57, has been a director of the Company since April 16, 2003. Prior to that, Mr. Netravali was Chief Scientist for Lucent Technologies, working with academic and investment communities to identify and implement important new networking technologies from January 2002 to April 2003. Prior to that position, Mr. Netravali was President of Bell Labs as well as Lucent's Chief Technology Officer and Chief Network Architect from June 1999 to January 2002. Bell Labs serves as the research and development organization for Lucent Technologies.

        John T. Reed, 59, has been a director of the Company since March 2003. Mr. Reed has been Chairman of HMG Properties, the real estate investment banking joint venture of McCarthy Group, Inc. since 2000. Prior to that, Mr. Reed was Chairman of McCarthy & Co., the investment banking affiliate of McCarthy Group. Mr. Reed is also a director of McCarthy Group. Prior to joining McCarthy Group in 1997, Mr. Reed spent 32 years with Arthur Andersen LLP.

        Michael B. Yanney, 69, has been a director of the Company since March 31, 1998, the effective date of the Split-off. Mr. Yanney has served as Chairman of the Board, President and Chief Executive Officer of America First Companies L.L.C. for more than the last five years. Mr. Yanney is also a director of Burlington Northern Santa Fe Corporation, RCN Corporation and Forest Oil Corporation. Mr. Yanney is the Chairman of the Compensation Committee of the Board.

        The Board unanimously recommends a vote FOR the nominees named above.

Board of Directors' Meetings

        The Level 3 Board had nine formal meetings in 2002 and acted by unanimous written consent action on two occasions. In 2002, Mr. Colin V.K. Williams was the only director who attended less than 75% of the meetings of the Board. In 2002, Mr. David C. McCourt was the only director who attended less than 75% of the meetings of the committees of which he was a member.

Executive Committee

        The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between board meetings, except those functions assigned to specific committees. Effective after the Annual Meeting, the members of the Executive Committee will be Walter Scott, Jr. (Chairman), James Q. Crowe and Michael B. Yanney.

Audit Committee

        The Audit Committee reviews the services provided by Level 3's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls. The members of the audit committee are Robert E. Julian (Chairman), Richard R. Jaros and David C. McCourt. The Audit Committee operates pursuant to a written charter. Level 3 believes that the members of the Audit Committee are independent within the meaning of the listing standards of The Nasdaq Stock Market. The Board has determined that Mr. Robert E. Julian, Chairman of the Audit Committee, qualifies as a "financial expert" as defined by the Securities and Exchange Commission. The Board considered Mr. Julian's credentials and financial background and found that he was qualified to serve as the "financial expert."

        In light of the highly publicized events involving the cessation of operations by Arthur Andersen, LLP, the Company's independent accountants for 2001, the Level 3 Board and the Audit Committee selected KPMG, LLP as the Company's independent accountants for 2002. The Audit Committee has chosen to select KPMG, LLP as the Company's independent accountants for 2003. Currently, the only services that will be performed by KPMG, LLP to the Company and its subsidiaries are external audit services (including statutory audits) and certain non-audit services relating to tax services and due diligence services in connection with the review of acquisition candidates, employee benefit plan audits and agreed-upon procedures reports relating to the Company's or its subsidiaries.

  Audit Committee Report

        The following Report of the Audit Committee was delivered to the Board by the Audit Committee on March 25, 2003. The following Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

To the Board of Directors

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

We have discussed with KPMG LLP ("KPMG") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from KPMG required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

We have also considered whether the provision of services by KPMG not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended June 30, 2002 and September 30, 2002 is compatible with maintaining KPMG's independence. We note that the interim financial statements included in the Company's Form 10-Q for the quarter ended March 31, 2002, were reviewed by Arthur Andersen LLP prior to their dismissal as the Company's independent public accountants.

The following summarizes the fees (excluding any travel expenses) paid to or due to the Company's principal independent public accounts (KPMG LLP), for significant professional services for the period June 14, 2002, the date of KPMG LLP's engagement as independent public accountants, through December 31, 2002 (including fees billable for audits of the financial statements of the Company and subsidiaries for the year ended December 31, 2002):

Audit Fees	$1,071,000
All Other Fees:
Audit Related(1)	$294,000
Non-Audit Related(2)	75,000

Total All Other Fees	$369,000

Total Fees	$1,440,000

(1)
Audit related fees consisted principally of fees for statutory audits of certain foreign subsidiaries, audits of financial statements of employee benefit plans and due diligence services.

(2)
Non-audit related fees consisted primarily of fees for tax consultation and tax compliance services.

The Audit Committee:

Robert E. Julian, Chairman	Richard R. Jaros	David C. McCourt

For the year ended December 31, 2002

Compensation Committee

        The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation and stock option awards of certain other senior executives.

Compensation Committee Interlocks and Insider Participations

        The Compensation Committee of the Company consists of Michael B. Yanney, David C. McCourt, Mogens C. Bay and Richard R. Jaros, none of whom is an officer or employee of the Company.

  Compensation Committee Report

The Compensation Committee (the "Committee") is responsible for determining the cash and equity compensation of James Q. Crowe, Chief Executive Officer. The Committee reviews and approves the cash compensation of certain of Level 3's other senior executives based upon the recommendations of Mr. Crowe.

Level 3 believes that the compensation levels of its executive officers, who provide leadership and strategic direction, should consist of: (i) slightly below-market base salaries; (ii) significant cash bonus opportunities based on achievement of objectives established by Level 3; and (iii) ownership of Level 3 Common Stock and stock options to align management's interests with stockholders' interests, targeted to provide opportunities that are comparable to other similarly situated telecommunications and high growth technology companies.

Level 3 considers the following factors (ranked in order of importance) when determining compensation of executive officers: (i) Level 3's performance measured by attainment of specific objectives; (ii) the individual performance of each executive officer; (iii) comparative industry compensation levels; and (iv) historical cash and compensation levels. The comparable industry compensation data is based in part on public telecommunications companies that are included in the Nasdaq Telecommunications Stock Index, which was chosen as the peer group for the Performance Graph, and on other publicly traded telecommunications and high growth technology companies with comparable market capitalization.

  Determination of the Chief Executive Officer's Compensation

As indicated in the Committee's report for 2001, beginning in the late part of 2000, as Level 3 was transitioning from a network construction and development enterprise to a network services company, it became clear that the communications and information technology industries were experiencing historic challenges and changes. As a result of those challenges and changes, the senior management of Level 3, led by Mr. Crowe, embarked on a program (the "Program") to develop strategies and tactics to enable Level 3 to continue to execute on the company's business plan in the context of the changing environment for telecommunications companies. In addition, the Program was to position the Company to be able to capitalize on the opportunities that management believes will emerge from the industry's move toward consolidation and the inevitable economic recovery.

As articulated in last year's report, the Program contained several objectives, including:

•
Restructuring of the Level 3 sales strategy to shift the emphasis to the world's top consumers of bandwidth and away from early stage, less financially stable companies;

•
Reducing network, operating and capital expenditures as necessary to align these costs with the Company's expectations of Level 3's business prospects as well as adjusting Level 3's overall cost structure to ensure that the Company can rapidly accommodate future changes to its business prospects;

•
Approval by the Board of Directors, including a majority of the non-employee Directors, of a revised strategic plan that demonstrates the Company's long-term viability under any reasonably anticipated economic and business downside scenarios (the "Strategic Plan");

•
Approval by the Board of Directors, including a majority of the non-employee Directors, of a 2002 operating budget that is consistent with the Strategic Plan;

•
Completion of Level 3's plans to adjust its capital structure to appropriately align that structure with management's expectations of the Company's business prospects and in accordance with guidelines approved by the Board of Directors from time to time; and

•
Completion of the disposition of certain non-core assets identified by senior management and approved by the Board of Directors.

Since the completion of the Program was not anticipated until sometime in the second half of 2002, and with respect to certain efforts, beyond year-end 2002, the Committee determined to defer the decision regarding the payment of a cash bonus for 2001 for each of Messrs. Crowe, O'Hara, Bradbury and Miller until such time as the Committee was in a position to judge senior managements' success in implementing the objectives of the Program.

During the second half of 2002, the Committee assessed management's progress in achieving the objectives of the Program and determined to pay cash bonuses to each of Messrs. Crowe, O'Hara, Bradbury and Miller with respect to performance during 2001. As a result, Mr. Crowe's total cash bonus for 2001 was $2,510,494. In addition, the Committee determined to pay cash bonuses to each of Messrs. Crowe, O'Hara, Bradbury and Miller with respect to performance during 2002. As a result, Mr. Crowe's total cash bonus for 2002 was $2,511,862, conditioned on the completion of the Genuity transaction, which occurred on February 4, 2003.

During 2002, Level 3 did achieve a variety of business objectives, including the substantial completion of the Program's objectives. These 2002 achievements include the following.

•
During 2002, the Company continued a series of initiatives started in 2001 to reduce costs. Through a combination of reductions in workforce and other cost management programs, the Company reduced selling, general and administrative costs by approximately $250 million. These reductions were coupled with further reductions in planned capital expenditures in 2002 to $200 million.

•
Management presented to the Board of Directors for its approval, including a majority of the non-employee Directors, a revised Strategic Plan.

•
Management also presented to the Board of Directors for its approval, including a majority of the non-employee Directors, an operating budget for 2002 that was consistent with the Strategic Plan.

•
The Company either completed or executed definitive agreements for three strategic acquisitions during 2002. In connection with the Company's belief that communications services are direct substitutes for existing modes of information distribution, during 2002, the Company completed the acquisition of CorpSoft, Inc., which conducted its business under the name Corporate SoftwareSM, a global distributor, marketer and reseller of business software. In addition, during 2002, the Company completed the acquisition of Software Spectrum, Inc., a global business-to-business software services provider. In addition, on February 4, 2003, Level 3 announced the acquisition of substantially all of the assets and operations of Genuity Inc., a Massachusetts-based provider of communications services ("Genuity"). As part of the transaction, Level 3 assumed most of Genuity's existing customer contracts and in addition, has signed new multi-year customer contracts that together represent expected revenue in excess of $1 billion over the remaining life of the agreements.

•
During 2002, the Company continued its efforts to adjust its capital structure to appropriately align that structure with management's expectations of the Company's business prospects and in accordance with guidelines approved by the Board of Directors from time to time as demonstrated by:

  •
  the amendment and restatement of the Company's senior secured credit facility;

  •
  continued acquisitions of the Company's long-term debt in exchange for shares of the Company's common stock, par value $.01 per share; and

  •
  the sale of $500 million aggregate principal amount of the Company's 9% Junior Convertible Subordinated Notes due 2012 to Longleaf Partners Funds, Berkshire Hathaway and Legg Mason, Inc.

•
Throughout 2002, the Company either completed, or executed definitive agreements relating to, the disposition of non-core assets, which generated approximately $450 million in cash gross proceeds.

Based on the achievement of these objectives and for aggressively pursuing the implementation of Level 3's business plan, Mr. Crowe was awarded an aggregate of 310,992 Outperform Stock Options in 2002. Of these 310,992 Outperform Stock Options, 71,026 were awarded effective January 1, 2003. Of the Outperform Stock Options awarded to Mr. Crowe in 2001, 597,372 Outperform Stock Options were granted in December 2001 pursuant to a modified vesting schedule (the "December OSOs"). The December OSOs will vest 100% at the end of three years from the date of grant; provided, however, that the vesting schedule will be modified retroactive to the date of grant to vesting in equal quarterly installments over a two year period if the Committee determines that the objectives of the Program have been achieved. Since the objectives of the Program have been achieved, it is anticipated that the Committee will, at its next meeting, exercise its retained discretion to modify the vesting schedule of 100% of the December OSOs.

  Equity Compensation

The Committee approves, either directly or through delegated authority to Level 3's senior management, all awards made under the Level 3 1995 Stock Plan. Periodically the Committee approves grants to existing employees and also approves awards to new employees as an incentive to join Level 3. Awards made to the Company's named executive officers and certain other key employees are approved by a subcommittee of the Compensation Committee comprised of Messrs. Bay and Yanney.

The Compensation Committee:

Mogens C. Bay	Richard R. Jaros	David C. McCourt	Michael B. Yanney, Chairman

For the year ended December 31, 2002

Executive Compensation

        The table below shows the annual compensation of the chief executive officer and the next four most highly compensated executive officers of the Company for the 2002 fiscal year (the "Named Executive Officers").

Summary Compensation Table

Long Term Compensation
Annual Compensation
Securities underlying Options/SARs (#)(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock award(s)(#)		All Other Compensation ($)(2)
James Q. Crowe CEO	2002 2001 2000	365,000 364,423 350,000	2,511,862 2,510,494 1,000,000	4,968 7,960 —	— — —	— — —	— 8,500 136,925
Kevin J. O'Hara President and COO	2002 2001 2000	360,000 357,692 272,307	1,511,700 510,350 700,000	27,237 23,967 —	— — —	— — —	40,124 34,234 99,678
R. Douglas Bradbury Vice Chairman and Executive Vice President(3)	2002 2001 2000	300,000 298,461 260,000	1,134,750 383,625 400,000	— — —	— — —	— — —	46,812 38,531 65,574
Charles C. Miller, III Vice Chairman and Executive Vice President(4)	2002 2001	300,000 300,000	1,134,750 383,625	— —	— —	— —	46,812 38,566
Howard S. Diamond Chairman of Information Services Group(5)	2002	388,753	1,294,687	1,243	—	—	—

(1)
See discussion below regarding Outperform Stock Option grants.

(2)
The amounts in this column represent (i) amounts of salary and bonus forgone by the Named Executive Officers pursuant to the Level 3 Communications, Inc. 1998 Deferred Stock Purchase Plan (the "ShareWorks Match Plan"), (ii) Level 3 matching contributions to the ShareWorks Match Plan on behalf of the Named Executive Officers, and (iii) year-end contributions to the accounts of the Named Executive Officers pursuant to the Level 3 Communications, Inc. Employee Stock Bonus Plan (the "ShareWorks Grant Plan"). These amounts are held in accounts for the Named Executive Officers as shares or units of Level 3 Common Stock. These amounts represent the year-end value of such deferrals based on the last reported sale price of the Level 3 Common Stock on December 31, 2002, 2001 and 2000, respectively.

(3)
Effective December 31, 2002, Mr. Bradbury retired as Executive Vice President of the Company.

(4)
Mr. Miller joined the Company as Vice Chairman and Executive Vice President in February 2001.

(5)
Mr. Diamond joined the Company as Chairman of Information Services Group in June 2002. On April 17, 2003, the Company announced that effective immediately, Mr. Diamond has stepped down from his position as Chairman of the Information Services Group.

        No Named Executive Officer received any stock options (see below for a description of the grants of Outperform Stock Options to the Named Executive Officers), stock appreciation rights ("SARs") or long-term incentive performance ("LTIP") payouts for the fiscal year ended December 31, 2002.

Aggregate Options/SAR Exercises and Fiscal Year End Option/SAR Value Table

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-money Options/SARs at FY-End ($)(1)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Q. Crowe	—	—	—	—	—	—
Kevin J. O'Hara	—	—	500,000	—	—	—
R. Douglas Bradbury	—	—	955,000	—	—	—
Charles C. Miller, III	—	—	—	—	—	—
Howard S. Diamond	—	—	—	—	—	—

(1)
On December 31, 2002 (the last trading day of 2002), the last reported sale price for the Level 3 Common Stock as reported by The Nasdaq Stock Market was $4.90.

Outperform Stock Option Grants

        The Company's Outperform Stock Option program is the primary component of Level 3's long term incentive, stock-based compensation programs. The OSO program was designed by the Company so that the Level 3 Common Stock price must increase relative to the performance of a broad-based, market stock index before OSO holders receive any return on their options. In other words, the Level 3 Common Stock price must pass a "hurdle" of a stock index growth prior to the OSO having any value upon exercise. Currently, the broad-based, market stock index used in the OSO program is the Standard & Poor's 500 Index, although the Compensation Committee reserves the right to select another broad-based, market stock index for use in this program. In July 2000, the Company adopted a convertible outperform stock option program, ("C-OSO") as an extension of the existing OSO plan. The program is a component of the Company's ongoing employee retention efforts and offers similar features to those of an OSO, but provides an employee with the greater of the value of a single share of the Company's common stock at exercise, or the calculated OSO value of a single OSO at the time of exercise. Neither OSOs nor C-OSOs have a fixed exercise price. Rather, the exercise price fluctuates with the performance of the Level 3 Common Stock price and the value of the Standard & Poor's 500 Index.

        The following table summarizes OSO program grants to the Named Executive Officers during 2002.

OSO Program Grants In Last Fiscal Year†

	Individual Grants		Total Number of Awards at FY-End (#)(1)		Value of Total Unexercised In-the Money Awards at FY-End ($)(2)
Name	Number of Awards Granted	Expiration Date
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Q. Crowe OSO Awards	239,956	03/01/06	1,004,533	1,357,223	4,922,212	6,650,394
Kevin J. O'Hara OSO Awards	122,768	03/01/06	513,952	685,147	2,518,364	3,357,221
R. Douglas Bradbury OSO Awards	78,123	03/01/06	327,060	442,629	1,602,593	2,168,884
Charles C. Miller, III OSO Awards	89,286	03/01/06	373,779	489,319	1,831,515	2,397,661
Howard S. Diamond OSO Awards	80,000	02/25/06	—	358,531	—	1,756,800

†
Effective on February 17, 2003, the Board, acting through the Compensation Committee of the Board, determined that the irrevocable waiver by the Company's Group Vice Presidents and each of the members of the Board of their respective rights to exercise any Outperform Stock Options ("OSOs") or Convertible Outperform Stock Options ("C-OSOs") granted to them during 2001 and the first quarter of 2002 would be modified to permit the exercise of OSOs or C-OSOs granted to them during 2001 and the first quarter of 2002 up to an aggregate of 500,000 shares of the Level 3 Common Stock. Mr. James Q. Crowe's waiver of his right to exercise any OSOs or C-OSOs, however, remains in place without modification. These irrevocable waivers were initially granted by the Company's Group Vice Presidents and members of the Board in the spring of 2002. In the Company's definitive proxy statement for the 2002 Annual Meeting of Stockholders, the Company indicated that although the Company believes that the existing grants of long term incentive ("LTI") compensation awards were necessary to attract, retain, motivate and reward the people necessary to implement the Company's business plan, the Board believes that these levels of LTI compensation awards could, in the case of relatively strong common stock price growth (that is, stock price appreciation that is in excess of at least 100% per year from current price levels), lead to the need to use a significant amount of the Company's available cash for the settlement of OSO exercises. The waivers of the right to exercise OSOs and C-OSOs were granted in response to this possibility. In its definitive proxy statement, the Company also stated that although these waivers were granted without any conditions, the Board reserved the right to modify or terminate these waivers, in whole or in part, in its sole discretion, based on among other factors, the rate at which employees exercise awards issued under the Company's 1995 Stock Plan, the rates of employee attrition, or a combination of these factors or other relevant factors, in determining whether to modify or terminate, in whole or in part, these waivers over time.

(1)
An OSO award vests in equal quarterly installments over two years. No OSO award, including a vested OSO award, granted prior to March 1, 2001 can be exercised until the second anniversary of the date of its grant. OSOs awarded after the March 1, 2001 awards can be exercised upon vesting. OSOs awarded after August 1, 2002 can be exercised upon vesting, subject to a portion of such awards that can not be exercised until the second anniversary of the date of its grant. The OSO awards provide for acceleration of vesting and the lifting of the two year prohibition on exercise (with respect to OSO awards granted prior to March 1, 2001 and OSO awards granted after August 1, 2002) in the event of a change of control, as defined in the Level 3 1995 Stock Plan, as amended. The OSOs granted to Messrs. Crowe, O'Hara, Bradbury, Miller and Diamond represented approximately, 6.0%, 3.1%, 2.0%, 2.2% and 2.0%, respectively, of the total number of OSOs granted to all employees during 2002.

(2)
OSO value at December 31, 2002 has been computed based upon the OSO formula and multiplier as of that date and the closing sale price of the Level 3 Common Stock on that date. The value of an OSO is subject to change based upon the performance of the Level 3 Common Stock relative to the performance of the Standard & Poor's 500 Index from the time of the grant of the OSO award until the award has been exercised.

Section 16(a) Beneficial Ownership Reporting Compliance

        Except as set forth below, to Level 3's knowledge, no person that was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of Level 3 Common Stock failed to timely file all reports required under Section 16(a) of the Securities Exchange Act of 1934. In connection with the distribution of shares of Level 3 Common Stock pursuant to the Company's 1998 Deferred Stock Purchase Plan in 2001, on two separate occasions a Form 4 reporting such distributions was not timely filed for Messrs. R. Douglas Bradbury, James Q. Crowe, Sureel A. Choksi, Eric J. Mortensen and John F. Waters, Jr. and on one occasion for Mr. Thomas C. Stortz. In addition, a Form 4 reporting the acquisition of warrants to purchase Level 3 Common Stock was not timely filed for Mr. William L. Grewcock, a former director of the Company.

Directors' Compensation

        During 2002, each of the directors of the Company who were not employed by the Company during 2002 earned fees consisting of a $30,000 annual cash retainer. Messrs. Yanney and Julian each earned an additional $20,000 annual cash retainer for serving as chairman of the Compensation Committee and Audit Committee, respectively. In addition, any member of the Board who was not employed by the Company during 2002 earned a $10,000 annual cash retainer for each Board committee membership. In addition, each non-employee member of the Board received a grant of OSOs in March 2002. Messrs. Bay, Julian and Yanney received a grant of 2,344 OSOs, and Messrs. Stinson, McCourt each received a grant of 2,232 OSOs.

Certain Relationships and Related Transactions

        The Company permits the personal use of its aircraft by certain members of senior management of the Company. This personal use of the Company's aircraft is done pursuant to an Aircraft Time-Share Agreement, which provides that the Company will charge the individual the cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. The Company received a total payment in the amount of $135,536 from Mr. Crowe under his agreement for the period December 1, 2001 to December 31, 2002, a total payment in the amount of $130,569 from Mr. Kevin J. O'Hara, President, Chief Operating Officer and Director under his agreement for the same period and $25,456 from Mr. R. Douglas Bradbury, Vice Chairman of the Board under his agreement for the same period.

        During 2001 the Company made loans to certain executive officers and employees of the Company pursuant to parameters adopted and administered by the Compensation Committee of the Board. The parameters were: (i) any loan greater than $250,000 must be collateralized with personal or real property acceptable to the Company; (ii) any loan up to $500,000 must be approved by the Chief Executive Officer; (iii) any loan greater than $500,000 must be approved by the Chairman of the Compensation Committee of the Board; (iv) the loan shall bear interest at the prime rate; and (v) at any one time, the total loans outstanding shall not exceed $15 million unless this maximum amount is modified by the Compensation Committee of the Board. No additional loans were made during 2002, and no further loans will be made in the future to executive officers or directors of the Company. At December 31, 2002, the total loans outstanding to all employees, including other officers, was approximately $3.0 million.

        In June 2001, the Company lent $6,000,000 to Mr. O'Hara. This loan bore interest at the prime rate of interest in effect at the time the loan was made. The principal amount of this loan as well as all interest payments were initially payable on June 30, 2002 or at any time prior to that date without penalty. In addition, the loan was secured by certain of Mr. O'Hara's personal and real property assets. On March 25, 2002, Mr. O'Hara repaid $3,709,873 of the principal amount of this loan and interest of approximately $290,100. After taking these payments into account, the outstanding balance of this loan was $2,290,126. The interest rate on this loan was adjusted on January 1, 2002, to the prime rate of interest as of January 1, 2002. Effective June 1, 2002, the maturity date of Mr. O'Hara's loan was amended to be extended to June 30, 2003. During 2002, this loan was repaid in full, including accrued and unpaid interest to the date of repayment.

        In July 2001, the Company lent to Mr. Thomas C. Stortz, Group Vice President, General Counsel and Secretary of the Company, $1,000,000. This loan bore interest at the prime rate of interest in effect at the time the loan was made. The principal amount of this loan as well as all interest payments were initially payable on June 30, 2002 or at any time prior to that date without penalty. In addition, the loan was secured by certain of Mr. Stortz's personal and real property assets. On March 14, 2002, Mr. Stortz repaid $300,000 of the principal amount of this loan and interest of approximately $74,600. After taking these payments into account, the outstanding balance of this loan was $700,000. The interest rate on this loan was adjusted on January 1, 2002, to the prime rate of interest as January 1, 2002. Effective June 1, 2002, the maturity date of Mr. Stortz's loan was amended to be extended to June 30, 2003. During 2002, this loan was repaid in full, including accrued and unpaid interest to the date of repayment.

        In October 2001, the Company lent to Mr. John F. Waters, Jr., Group Vice President, Chief Technology Officer of the Company, $100,000. This loan bore interest at the prime rate of interest at the time the loan was made. The principal amount of this loan as well as all interest payments were initially payable on June 1, 2002 or at any time prior to that date without penalty. The interest rate on this loan was adjusted on January 1, 2002, to the prime rate of interest as of January 1, 2002. Effective June 1, 2002, the maturity date of Mr. Water's loan was amended to be extended to June 1, 2003. During 2002, this loan was repaid in full, including accrued and unpaid interest to the date of repayment.

        On February 21, 2002, Level 3 Holdings, Inc., a wholly owned subsidiary of the Company, agreed to acquire from Mr. McCourt, a director of the Company, his entire interest in Level 3 Telecom Holdings, Inc., the Company's subsidiary that indirectly holds the Company's ownership interests in RCN Corporation and Commonwealth Telephone Enterprises, Inc. The total consideration paid to Mr. McCourt in this transaction was $15,000,000 and was paid in cash. As a result of this transaction, Level 3 Telecom Holdings, Inc. is now an indirect, wholly owned subsidiary of the Company.

        Messers. Scott and Bay are members of the Board of Directors of Peter Kiewit Sons', Inc. ("PKS") as well as members of the Board of the Company.

        On June 18, 1998, Level 3 entered into a contract with PKS for the construction of Level 3's nearly 16,000 mile North American intercity network. Construction of the North America intercity network was completed during 2001. Level 3 has also entered into various other agreements with PKS including agreements for construction activities relating to its local networks, gateway facilities and its Broomfield, Colorado, headquarters facilities. For the year ended December 31, 2002, the Company paid $9 million in aggregate costs under these agreements to PKS, of which the majority related to network construction activities.

        The Company issued approximately 9.8 million warrants to PKS as payment for certain construction services rendered in 2001. PKS subsequently sold equal parts of a total of 3,029,680 warrants to each of Mr. Scott, Chairman of the Board and William L. Grewcock, a former director of the Company. The warrants, which allow PKS to purchase Common Stock at $8 per share, were fully vested at issuance and will expire on June 30, 2009. The fair value of the warrants granted in 2001 was $32 million, calculated using the Black-Scholes valuation model with a risk free interest rate of 4.8% and an expiration date of June 30, 2009. The Company used an expected volatility rate of 70% to value the warrants. The warrants also contain customary anti-dilution protections and registration rights including a single demand registration right that can only be exercised after December 31, 2003 and unlimited co-registration or piggyback registration rights. PKS has pledged its remaining warrants as collateral to Level 3 while the two parties resolve outstanding claims with regard to the North American intercity network. In addition, PKS has pledged a total of $10 million as additional collateral. If it is determined through the dispute resolution process, that PKS is liable for certain claims, these claims may be settled, at Level 3's option, by payment of cash by PKS, or by PKS returning all or part of the outstanding warrants having equivalent value.

        On March 11, 2002, the Company executed a Warrant Agreement with Mr. Grewcock relating to the issuance of warrants to purchase an aggregate of 1,514,840 shares of Common Stock of the Company. These warrants were originally issued to PKS and were subsequently purchased by Mr. Grewcock from PKS. The warrants have an exercise price of $8.00, are fully vested and expire on June 30, 2009. The warrants also contain the same terms, conditions and rights as the warrants issued to PKS and described above.

        In addition, on April 15, 2002, the Company executed a Warrant Agreement with Mr. Scott relating to the issuance of warrants to purchase an aggregate of 1,514,840 shares of Common Stock of the Company. These warrants were originally issued to PKS and were subsequently purchased by Mr. Scott from PKS. The warrants have an exercise price of $8.00, are fully vested and expire on June 30, 2009. The warrants also contain the same terms, conditions and rights as the warrants issued to PKS and described above.

        Level 3 and PKS are parties to various aircraft operating agreements pursuant to which PKS provides Level 3 with aircraft maintenance, operations and related services. During 2002, Level 3 incurred costs to PKS of approximately $429,000 pursuant to these agreements.

        On March 31, 1998, the Company separated the operations of its construction business from the diversified or non-construction related portion of its business into a new corporation (the "Split-off"). In connection with the Split-off, the Company was renamed "Level 3 Communications, Inc." and the construction business was renamed "Peter Kiewit Sons', Inc." Information presented in this Proxy Statement relating to periods prior to March 31, 1998, relates to information for the members of the Company's Board and executive officers during those periods. In connection with the Split-off, Level 3 and PKS entered into various agreements intended to implement the Split-off, including a tax-sharing agreement.

        Tax Sharing Agreement.    Level 3 and PKS have entered into a tax sharing agreement (the "Tax Sharing Agreement") that defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to operations for tax years (or portions thereof) ending prior to the Split-off and with respect to certain tax attributes of Level 3 and PKS after the Split-off. Under the Tax Sharing Agreement, with respect to periods (or portions thereof) ending on or before the Split-off, Level 3 and PKS generally will be responsible for paying the taxes relating to such returns (including any subsequent adjustments resulting from the re-determination of such tax liabilities by the applicable taxing authorities) that are allocable to the non-construction business and the construction business, respectively.

        The Tax Sharing Agreement also provides that Level 3 and PKS will indemnify the other from certain taxes and expenses that would be assessed on PKS and Level 3, respectively, if the Split-off were determined to be taxable, but solely to the extent that such determination arose out of the breach by Level 3 or PKS, respectively, of certain representations made to the Internal Revenue Service in connection with the private letter ruling issued with respect to the Split-off. Under the Tax Sharing Agreement, if the Split-off were determined to be taxable for any other reason, those taxes and certain other taxes associated with the Split-off (together, "Split-off Taxes") would be allocated 82.5% to Level 3 and 17.5% to PKS. The Tax Sharing Agreement, however, provides that Split-off Taxes will be allocated one-half to each of Level 3 and PKS if a Forced Conversion Determination is made. As a result of the Forced Conversion Determination, the Split-off Taxes would be so allocated. Finally, the Tax Sharing Agreement provides, under certain circumstances, for certain liquidated damage payments from Level 3 to PKS if the Split-off were determined to be taxable, which are intended to compensate stockholders of PKS indirectly for taxes assessed upon them in that event. Those liquidated damage payments, however, are reduced because of the Forced Conversion Determination.

        Mine Management Agreement.    In 1992, PKS and Level 3 entered into a mine management agreement (the "Mine Management Agreement") pursuant to which a subsidiary of PKS, Kiewit Mining Group Inc. ("KMG"), provides mine management and related services for Level 3's coal mining properties. In consideration of the provision of such services, KMG receives a fee equal to 30% of the adjusted operating income of the coal mining properties. Level 3 incurred expenses for services provided by KMG under the Mine Management Agreement of $7 million for the year ended December 31, 2002. The term of the Mine Management Agreement expires on January 1, 2016.

        In connection with the Split-off, the Mine Management Agreement was amended to provide KMG with a right of offer in the event that Level 3 were to determine to sell any or all of its coal mining properties. Under the right of offer, Level 3 would be required to offer to sell those properties to KMG at the price that Level 3 would seek to sell the properties to a third party. If KMG were to decline to purchase the properties at that price, Level 3 would be free to sell them to a third party for an amount greater than or equal to that price. If Level 3 were to sell the properties to a third party, thus terminating the Mine Management Agreement, it would be required to pay KMG an amount equal to the discounted present value to KMG of the Mine Management Agreement, determined, if necessary, by an appraisal process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of Level 3 Common Stock, as of April 14, 2003, by the Named Executive Officers, Level 3's directors, and directors and executive officers as a group, and each person known by the Company to beneficially own more than 5% of the outstanding Level 3 Common Stock.

Name	Number of Shares of Common Stock†‡	Percent of Common Stock Beneficially Owned‡
James Q. Crowe(1)	6,397,431	1.4
Kevin J. O'Hara(2)	2,043,799	*
R. Douglas Bradbury(3)	3,617,169	*
Charles C. Miller, III(4)	615,824	*
Howard S. Diamond(5)	141,404
Walter Scott, Jr.(6)	37,798,798	7.7%
Mogens C. Bay(7)	35,000	*
Arun Netravali(8)	25,042	*
Richard R. Jaros(9)	3,561,561	*
Robert E. Julian(10)	4,037,342	*
David C. McCourt(11)	157,663	*
John T. Reed(12)	31,303	*
Kenneth E. Stinson(13)	967,156	*
Colin V.K. Williams(14)	510,157	*
Michael B. Yanney(15)	130,222	*
Directors and Executive Officers as a Group (19 persons)(16)	63,114,649	12.3
Legg Mason, Inc.(17)	35,117,149	7.8

*
Less than 1%.

†
It is the Company's practice to include in this table the number of shares of Level 3 Common Stock issuable upon exercise of OSOs, if any, which are exercisable within 60 days. The value of the OSOs is dependent upon the extent to which the Level 3 Common Stock has outperformed the results of the Standard & Poor's 500 Index. The number of shares of Level 3 Common Stock issuable upon exercise of an OSO has been calculated based upon the closing price of the Level 3 Common Stock on April 9, 2003. The number of shares issuable upon exercise of an OSO is therefore subject to change to the extent that the relationship between the price of the Level 3 Common Stock and the results of the Standard & Poor's 500 Index change.

‡
Effective on February 17, 2003, the Board, acting through the Compensation Committee of the Board, determined that the irrevocable waiver by the Company's Group Vice Presidents and each of the members of the Board of their respective rights to exercise any Outperform Stock Options ("OSOs") or Convertible Outperform Stock Options ("C-OSOs") granted to them during 2001 and the first quarter of 2002 would be modified to permit the exercise of OSOs or C-OSOs granted to them during 2001 and the first quarter of 2002 up to an aggregate of 500,000 shares of the Level 3 Common Stock. Mr. James Q. Crowe's waiver of his right to exercise any OSOs or C-OSOs, however, remains in place without modification. These irrevocable waivers were initially granted by the Company's Group Vice Presidents and members of the Board in the spring of 2002. In the Company's definitive proxy statement for the 2002 Annual Meeting of Stockholders, the Company indicated that although the Company believes that the existing grants of long term incentive ("LTI") compensation awards were necessary to attract, retain, motivate and reward the people necessary to implement the Company's business plan, the Board believes that these levels of LTI compensation awards could, in the case of relatively strong common stock price growth (that is, stock price appreciation that is in excess of at least 100% per year from current price levels), lead to the need to use a significant amount of the Company's available cash for the settlement of OSO exercises. The waivers of the right to exercise OSOs and C-OSOs were granted in response to this possibility. In its definitive proxy statement, the Company also stated that although these waivers were granted without any conditions, the Board reserved the right to modify or terminate these waivers, in whole or in part, in its sole discretion, based on among other factors, the rate at which employees exercise awards issued under the Company's 1995 Stock Plan, the rates of employee attrition, or a combination of these factors or other relevant factors, in determining whether to modify or terminate, in whole or in part, these waivers over time.

(1)
Includes 520,000 shares of Level 3 Common Stock held by The Cherry Creek Trust, of which Mr. Crowe is the sole beneficiary. This number excludes 2,326,038 of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(2)
Includes 46,000 shares of Level 3 Common Stock held by Kevin J. O'Hara Family LTD Partnership. Includes 500,000 shares of Level 3 Common Stock subject to vested non-qualified stock options. Also includes 500,000 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs, but excludes 690,862 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs. Effective after the Annual Meeting, Mr. O'Hara will no longer be a member of the Board.

(3)
Includes 955,000 shares of Level 3 Common Stock subject to vested non-qualified stock options. Also includes 500,000 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs, but excludes 257,320 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs. Effective after the Annual Meeting, Mr. Bradbury will no longer be a member of the Board.

(4)
Includes 500,000 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs, but excludes 365,500 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(5)
Includes 141,404 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(6)
Includes 99,700 shares of Level 3 Common Stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers and 383,502 shares of Level 3 Common Stock issuable upon conversion of $25 million in principal amount of our 6% convertible subordinated notes that Mr. Scott holds. In addition, includes 1,514,840 shares of Level 3 Common Stock issuable upon the exercise of warrants held by Mr. Scott. Also includes 500,000 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs, but excludes 95,039 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs. Mr. Scott's business address is 1025 Eldorado Blvd., Broomfield, CO 80021.

(7)
Includes 43,762 shares of Level 3 Common Stock issuable upon exercise of vested OSOs.

(8)
Includes 25,042 shares of restricted Level 3 Common Stock issued upon Mr. Netravali's joining the Board on April 16, 2003. Such shares of Level 3 Common Stock will vest at the end of three years from the date of grant.

(9)
Includes 370,000 shares of Level 3 Common Stock held by the Jaros Family Limited Partnership. Includes 2,000,000 shares of Level 3 Common Stock subject to options held by Mr. Jaros. Includes 42,663 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(10)
Includes 1,000,000 shares held by a Julian Properties, LP, of which Mr. Julian is the sole general partner. Includes 43,762 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(11)
Includes 42,663 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(12)
Includes 1,000 shares of Level 3 Common Stock held by Reed Partners, LP, of which Mr. Reed and his spouse are the sole general partners.

(13)
Includes 42,663 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs. Effective after the Annual Meeting, Mr. Stinson will no longer be a member of the Board.

(14)
Includes 14,000 shares held by The Lanhydrock Limited Partnership, of which Mr. Williams is the sole general partner and 20,000 shares held by Dreason (Bermuda) Limited of which Mr. Williams is the 70% stockholder. Also includes 269,895 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(15)
Includes 43,762 shares of Level 3 Common Stock issuable upon the exercise of vested OSOs.

(16)
Includes 4,395,000 shares of Level 3 Common Stock subject to vested non-qualified stock options, 4,220,469 shares of Level 3 Common Stock issuable upon exercise of vested OSOs and 24,583 shares of Level 3 Common Stock issuable upon exercise of vested C-OSOs. Also includes 1,514,840 shares of Level 3 Common Stock issuable upon the exercise of warrants. Excludes 4,111,637 shares of Level 3 Common Stock issuable upon exercise of vested OSOs.

(17)
Legg Mason, Inc.'s address is 100 Light Street, Baltimore, Maryland 21202. The following information is based solely on Legg Mason, Inc.'s ("Legg Mason") Schedule 13G dated February 13, 2003.

  Various accounts managed by Legg Mason Funds Management, Inc., LMM LLC, Legg Mason Capital Management, Inc., Legg Mason Wood Walker, Inc. and Perigee Investment Counsel, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of Level 3. No such account owns more than 5% of the outstanding shares of Level 3 Common Stock. Legg Mason has reported that these accounts share the power to vote and/or dispose of the shares of Level 3 Common Stock reported in the Schedule 13G. The percentage indicated above is based upon the shares of Level 3 Common Stock outstanding as of the Record Date.

PERFORMANCE GRAPH

        The following performance graph shall not be deemed to be incorporated by reference by means of any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

        The graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of the Company's common stock with three indexes of publicly traded stocks. Prior to the Split-off, the Company had two classes of common stock, Class C Construction & Mining Group Restricted Convertible Exchangeable Common Stock, par value $.0625 per share (the "Class C Stock") and Class D Stock. Beginning in the fourth quarter 1997, the Company's Class D Stock commenced trading on the over-the-counter market of the National Association of Securities Dealers, Inc. During the fourth quarter, the only quarter during which trading occurred, the range of the high and low bid information for the Class D Stock was $20.41 to $29.00. The Level 3 Common Stock now trades on The Nasdaq National Market under the symbol "LVLT." Because the Split-off occurred during 1998, no performance graph information is presented for the Class C Stock. For performance graph information regarding the Class C Stock, please see the proxy materials of Peter Kiewit Sons', Inc.

        Pursuant to the terms of the Company's Restated Certificate of Incorporation for all periods presented, other than for the last three quarters of 1998 and subsequent periods, the Company's stock was valued by a formula contained in the Restated Certificate of Incorporation. Company stock was valued at the end of the Company's fiscal year and the formula value was reduced as dividends are declared during the following year. For purposes of the graphs, it has been assumed that dividends were immediately reinvested in additional shares of Level 3 Common Stock, although such reinvestment was not permitted in actual practice. Although for fiscal years prior to 1998, the Company's fiscal year ended on the last Saturday in December, its stock is compared against indexes which assume a fiscal year ending December 31.

        The formula value of the Class D Stock was linked to the performance of the Company's Diversified Group (which are the operations that remained in the Company after the Split-off), which is primarily engaged in communications, information services and coal mining businesses.

        The graph compares the cumulative total return of the Level 3 Common Stock (formerly Class D Stock) for the five year period 1998 - 2002 with the S&P 500 Index, the Nasdaq Telecommunications Index and the Center for Research in Security Prices' Nasdaq Stocks SIC 504 Index, which includes distributors of software, among others. The graph assumes that the value of the investment was $100 on December 31, 1997, and that any dividends and other distributions were reinvested. In addition, all stock prices and dividends reflect a dividend of one share of Level 3 Common Stock (formerly Class D Stock) for each outstanding share of Level 3 Common Stock effective August 1998.

Comparison of 5 Year Cumulative Total Return
Among the Level 3 Common Stock, the Standard & Poor's 500 Index
the Nasdaq Telecommunications Index and the CRSP Nasdaq Companies in SIC 504 Index

	1997	1998	1999	2000	2001	2002
Common Stock	100.00	740.34	1405.58	552.49	85.84	84.12
Standard &Poor's 500 Index(1)	100.00	128.58	155.64	141.46	124.65	97.10
Nasdaq Telecommunications Index	100.00	165.05	295.01	125.74	84.16	38.77
CRSP Nasdaq Stocks SIC 504 Index(2)	100.00	140.99	261.49	157.77	125.16	86.53

(1)
Copyright© 2003 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

(2)
Copyright© 2003 Center for Research in Security Prices. All rights reserved.

OTHER MATTERS

        It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

STOCKHOLDER PROPOSALS

        Any proposal which a stockholder intends to present at the 2004 Annual Meeting must be received by Level 3 on or before March 20, 2004, but no earlier than February 20, 2004 to be included in the proxy material of Level 3 relating to such meeting. In addition, such proposal must also include a brief description of the business to be brought before the annual meeting, the stockholder's name and record address, the number of shares of Level 3 Common Stock which are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal and a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in the Level 3 By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy Filing. Any such proposals should be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado, 80021.

LEVEL 3 COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

MONDAY, MAY 20, 2003
9:00 A.M.

THE OMAHA CIVIC AUDITORIUM MUSIC HALL
1804 CAPITOL AVENUE
OMAHA, NEBRASKA 68102

LEVEL 3 COMMUNICATIONS, INC. 1025 ELDORADO BOULEVARD, BROOMFIELD, CO 80021	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 20, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Thomas C. Stortz and Neil J. Eckstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments as described in the Notice of Annual Meeting and Proxy Statement dated April 24, 2003, receipt of which is hereby acknowledged.

SEE REVERSE FOR VOTING INSTRUCTIONS.

TO BE SIGNED ON REVERSE SIDE.

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You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

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Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — HTTP://WWW.EPROXY.COM/LVLT/ — QUICK — EASY — IMMEDIATE

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Use the Internet to vote your proxy 24 hours a day, 7 days a week.

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You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Level 3 Communications, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of directors:	01 Arun Netravali 02 John T. Reed	03 Michael B. Yanney	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
2.	To transaction such other business as may properly come before the meeting or any adjournments or postponements thereof.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Signature(s) in Box
Date
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING
REELECTION OF CLASS III DIRECTORS PROPOSAL
Summary Compensation Table
Aggregate Options/SAR Exercises and Fiscal Year End Option/SAR Value Table
OSO Program Grants In Last Fiscal Year†
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
Comparison of 5 Year Cumulative Total Return Among the Level 3 Common Stock, the Standard & Poor's 500 Index the Nasdaq Telecommunications Index and the CRSP Nasdaq Companies in SIC 504 Index
OTHER MATTERS
STOCKHOLDER PROPOSALS